  Exhibit 21.1

SUBSIDIARIES OF MONROE CAPITAL INCOME PLUS CORPORATION

Name	Jurisdiction
MC Income Plus Financing SPV LLC	Delaware
MC Income Plus Financing SPV II LLC	Delaware
Monroe Capital Income Plus ABS Funding, LLC	Delaware
MCIP Holding Company I, LLC	Delaware
MCIP Holding Company II, LLC	Delaware
MCIP Holding Company III, LLC	Delaware
MCIP Holding Company IV, LLC	Delaware
MCIP Holding Company V, LLC	Delaware
MCIP Holding Company VI, LLC	Delaware
MCIP Holding Company VII, LLC	Delaware
MCIP Holding Company VIII, LLC	Delaware
MCIP Holding Company IX, LLC	Delaware
MCIP Holding Company X, LLC	Delaware
MCIP Holding Company XI, LLC	Delaware
MCIP Holding Company XII, LLC	Delaware
MCIP Holding Company XIII, LLC	Delaware
MCIP Holding Company XIV, LLC	Delaware
MCIP Holding Company XV, LLC	Delaware
MCIP Holding Company XVI, LLC	Delaware
MCIP Holding Company XVII, LLC	Delaware
MCIP Holding Company XVIII, LLC	Delaware
MCIP Holding Company XIX, LLC	Delaware
MCIP Holding Company XX, LLC	Delaware
MCIP Holding Company XXI, LLC	Delaware
MCIP Holding Company XXII, LLC	Delaware
MCIP Holding Company XXIII, LLC	Delaware
Panther Lender MCIP BDC, LLC	Delaware